Exhibit 10.10



                        IMC/FSC AGREEMENT

                   Dated as of March 29, 2002

                          by and among

                         IMC Global Inc.

                     IMC Phosphates Company

         Phosphate Resource Partners Limited Partnership

                     IMC Phosphates MP, Inc.

                  Freeport-McMoRan Sulphur LLC

                      McMoRan Oil & Gas LLC

                               and

                     McMoRan Exploration Co.

                        IMC/FSC AGREEMENT


     THIS IMC/FSC AGREEMENT (the "Agreement"), dated as of March 29, 2002, is by and among IMC Global Inc., a Delaware corporation ("IMC"), Phosphate Resource Partners Limited Partnership, a Delaware limited partnership ("PLP"), IMC Phosphates MP, Inc., a Delaware corporation ("MP"), IMC Phosphates Company (formerly IMC-
Agrico  Company),  a  Delaware  partnership  ("Phosphates"   and,
together  with  IMC,  PLP, and MP, the "IMC Parties"),  Freeport-
McMoRan   Sulphur  LLC,  a  Delaware  limited  liability  company
("FSC"),  McMoRan  Oil  & Gas LLC, a Delaware  limited  liability
company   ("MOXY"),  and  McMoRan  Exploration  Co.,  a  Delaware
corporation  and sole member of each of FSC and MOXY ("MMR"  and,
together  with  FSC  and MOXY, the "Freeport  Parties").   Unless
otherwise defined herein, capitalized terms in this Agreement shall have the meanings ascribed to them in the Purchase Agreement (as defined below). As used in this Agreement, the term "party" collectively refers to the IMC Parties, on the one hand, or the Freeport Parties, on the other hand, as the context suggests.

                      W I T N E S S E T H:

     WHEREAS, FSC desires to sell certain assets and contractual rights and transfer certain rights related to its sulphur terminaling, handling, transporting and storage operations (the
"Business");

     WHEREAS, IMC and Savage Industries Inc. ("Savage") will be owners of a joint venture entity, Gulf Sulphur Services Ltd., LLP, a Texas limited liability partnership ("Buyer"), which proposes to acquire from FSC certain assets of, and assume certain liabilities relating to, the Business;

     WHEREAS, on the date hereof, FSC, MMR, MOXY and Buyer have entered into a Purchase and Sale Agreement (the "Purchase
Agreement") for the purpose of attaining the mutual goals expressed above;

     WHEREAS, in connection with the foregoing transactions, the IMC Parties desire to (1) terminate the Agreement for Sulphur Supply dated as of July 1, 1993 between FSC (as assignee of Freeport-McMoRan Resource Partners, Limited Partnership and IMC Fertilizer Inc.) and Phosphates (the "Sulphur Supply Agreement");
(2) settle certain litigation presently pending in the 19th Judicial District Court for the Parish of East Baton Rouge, State of Louisiana, bearing the caption "Freeport-McMoRan Sulphur LLC
v. IMC-Agrico Company," Docket No. 462776 (the Honorable Judge Caldwell presiding), and before the First Circuit Court of Appeal for the State of Louisiana, bearing the caption "Freeport-McMoRan Sulphur, LLC, Petitioner-Appellee v. IMC Agrico Company, Defendant-Appellant," Docket No. 2002-CA-0322 (collectively, the "Litigation"); and (3) establish direct contractual relationships with sulphur producers for the sulphur that FSC has historically supplied; and

     WHEREAS, in connection with the foregoing transactions, the Freeport Parties desire to (1) terminate the Sulphur Supply Agreement with Phosphates, (2) settle the Litigation, (3) exit its sulphur business, and (4) guarantee the payment and performance of certain Freeport Parties;

     NOW,  THEREFORE,  in  consideration of the  representations,
warranties,  covenants  and  agreements  herein  contained,   the
parties agree as follows:

     1. Conveyances, Assignments, Assumptions and Payments. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

     1.1 Purchase and Sale of Sulphur Inventories. FSC shall convey, assign, transfer and deliver to Phosphates, and Phosphates shall acquire and accept from FSC and submit payment for, free and clear of all Liens, with title and risk of loss to pass to Phosphates at the Closing, except that title and risk of loss for Sulphur Inventories in transit shall remain with FSC until delivered into the terminal, all commercially usable liquid sulphur inventories meeting the specifications set forth on Exhibit A owned by FSC, other than certain sulphur in transit that will become the property of Exxon Mobil on delivery, based on a physical inventory verifiable by Phosphates (the "Sulphur Inventories"), with title and risk of loss to pass to Phosphates at the Closing, except that title and risk of loss for Sulphur Inventories in transit shall remain with FSC until delivered into the terminal, on the pricing terms described on Exhibit B (the aggregate of the amounts to be paid by Phosphates for the Sulphur Inventories as determined pursuant to this Section 1.1 and Exhibit B, the "Sulphur Purchase Price"). Phosphates shall not be required to take delivery of, or pay for, any of the Sulphur Inventories that do not meet the specifications set forth in Exhibit A.

1.2 Assumption and Assignment of Sulphur Supply and Sulphur Sales Agreements. FSC shall assign, and Phosphates or its Affiliate shall assume, FSC's rights and obligations under the sulphur supply and sulphur sales agreements set forth on Exhibit C, in respect only of rights and obligations arising under such agreements on and after the Closing Date and subject to receipt of any required consents as noted on Exhibit C (the "Assigned Contracts").

     1.3 SubleaseRailcar Equipment Rental Contract. FSC shall subleaseenter into an equipment rental contract with IMC or its Affiliates in respect of the railcars described on Exhibit D, as may be updated by the parties prior to Closing, on the terms and conditions described on Exhibit G.

     1.4 Books and Records Related to Assigned Contracts. FSC shall convey to IMC or its designated Affiliate all of FSC's books and records (including records in computer format and all indicies) located at 1615 Poydras Street, New Orleans, Louisiana and at FSC's Port Sulphur Terminal or elsewhere (to the extent any exist), to the extent related to the Assigned Contracts (the "Sulphur Books and Records"). FSC may, at its own expense, returnmake copies of any such books and records conveyed to IMC or its designated Affiliate. IMC acknowledges that it may not be possible to segregate certain records from MMR's and FSC's records but that copies of the information set forth in such records will be providedor made available to IMC at IMC's request at no cost or expense to IMC.

     1.5  Assumption of Specified Liabilities and Obligations.

          (a) Except as provided in the next sentence, the Freeport Parties will, effective as of Closing with no further act or deed
required,   assume  and  shall  indemnifyjointly  and   severally
indemnify, protect, defend and hold harmless the IMC Parties with respect to the IMC Parties' share of all: (1) obligations for the plugging, abandonment, dismantling, or reclamation of oil and gas wells and related or associated properties used in or associated with the FTX Oil and Gas Business (as defined below);
(2) liabilities for matters arising under Environmental Laws and related to or associated with the FTX Oil and Gas Business; (3) non-environmental liabilities or obligations arising out of operation of the FTX Oil and Gas Business, including but not limited to liability for royalty payments or other compensation to  interest holders; and (4) all claims which exist or may arise
relating   to  the  Main  Pass  Mine  in  the  Gulf   of   Mexico
(collectively, the "Assumed Liabilities"). The Freeport Parties shall provide the IMC Parties with such specific documents of assumption in connection with the assumption of the Assumed
Liabilities  as  the  IMC  Parties may reasonably  require.   The
assumption in this Section 1.5 shall exclude: (i) any obligations and liabilities related to the items listed on Exhibit E as may be updated as agreed between the parties prior to Closing, (ii) any matter related to the Freeport-McMoRan Royalty Trust or the properties affected thereby, (iii) any matter relating to any claim asserted in writing against IMC after the date of the FTX/IMC Merger (as defined below) and prior to the Closing Date involvingfor monetary damages of more than $5,000 which at the time of assertion should have been recorded as a liability of IMC under generally accepted accounting principles, and (iv) any matters arising from remediation activities conducted under Environmental Laws applicable to the FTX Oil and Gas Business by or  on  behalf of IMC after the FTX/IMC Merger and prior  to  the
Closing  Date.   "FTX  Oil  and Gas Business"  shall  mean  those
activities related to the exploration for, and extraction and processing of, oil and natural gas that were conducted by Freeport-McMoRan Inc. or oneany of its predecessors or affiliated entities prior to 1997, including, without limitation to the
foregoing,   the   Exploration  Program  referred   to   in   the
1997;settlement agreement dated as of November 9, 1999 by and among IMC, MOXY and others (the "MOXY Drilling Program"); and liabilities and obligations which were transferred to IMC in the December 1997 merger between Freeport-McMoRan Inc. and IMC (the "FTX/IMC Merger").

(a) In connection with the above described assumption and indemnity obligations, IMC will quitclaim to MMR or its designee any rights (other than in respect of the items listed on Exhibit
E) IMC has associated with all oil and gas leases, royalties, and mineral interests acquired in the FTX/IMC Merger, including the provision to MMR or its designee of specific quitclaim deeds as may be requested in the future by MMR; IMC will also convey to MMR or its designee all rights (other than in respect of the items listed on Exhibit E) against third parties related to any oil and gas interests assigned and any rights (other than in respect of the items listed on Exhibit E) against third parties related to any matter as to whichMMR, MOXY or FSC assumesthe Freeport Parties assume IMC's obligations; and IMC will also assign to MMR or its designee its rights related to indemnification agreements, insurance coverage, other cost sharing agreements, surety bonds, deposits, permits, approvals for all oil and gas properties for which MMR has assumed the liabilities pursuant to this Section 1.5.

(b) Freeport Parties Assumption. Each of the Freeport Parties shall jointly and severally assume each of the obligations of FSC under this Agreement as if such obligation were the direct obligation of that Freeport Party. 1.5 other than in respect of the items listed on Exhibit E.

     2. IMC Payment. At the Closing, IMC will pay to FSC the sum of $6,000,000 (six million dollars); provided that such amount shall be reduced by $1,000,000 (one million dollars) if IMC does not receive the Charitable Research & Engineering Releases (as defined in Section 6) prior to or at the Closing (the "IMC Payment").

     3.   Closing.

     3.1 Closing. The closing of the transactions contemplated hereby (the "Closing") shall be interdependent and simultaneous with, and conditioned upon, the consummation of the Asset Sale under the Purchase Agreement and shall take place at the offices of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. in New Orleans, Louisiana commencing at 10:00 a.m. local time on May 31, 2002 (or on such earlier date as the parties may agree) (the "Closing Date"), provided that all of the conditions set forth in Section 7 have been satisfied or waived by the party entitled to grant such waiver.

     3.2  Closing Statement.

      (a) Not less than two days nor more than seven days prior to the Closing Date, FSC and IMC shall jointly compute and agree upon an estimated allocation of the cash disbursements and receipts between the parties and prepare a written report of this computation (the "Closing Statement"). The Closing Statement shall be subject to further adjustment and final determination on the basis of the Subsequent Closing Adjustment as set forth in
Section 3.3 below.

     (b) The Closing Statement shall include estimates of the following items as of the Closing Date:

          (i)  The Sulphur Purchase Price to be paid to FSC pursuant to
Section 1.1 based on the Sulphur Inventories Statement (as defined below), except for Sulphur Inventories to which title does not pass to Phosphates on Closing.

          (ii) The IMC Payment.

          (iii) Amounts owed to FSC based on an accrual basis of accounting (accrued through the Closing Date) FSC under the Sulphur Supply Agreement calculated in accordance with Section
6.5 hereof and for the transportation of sulphur.

          (iv) Amounts owed to IMC with respect to reimbursement for retiree medical benefits as referenced in Section 9.1.

          (c) Not less than three days nor more than seven days prior to the Closing Date, FSC and IMC shall jointly prepare and agree upon  an inventory of the amount and location(s) of the projected
Sulphur   Inventories  as  of  the  Closing  Date  (the  "Sulphur
Inventories Statement"), and FSC shall allow IMC, its Affiliates and agents all access and resources required by IMC to verify the information contained in the Sulphur Inventories Statement.

          (d) Not less than three days nor more than seven days prior to the Closing Date, FSC shall supply IMC with a schedule of the trade  and other creditors with respect to the Assigned Contracts that  FSC  proposes to pay from the monies due from  IMC  at  the
Closing, including the amount owing to each creditor based on the
accrual  basis of accounting (the "Closing Creditor List").   FSC
IMC  shall  provide for payment to such creditors at the  Closing and  the  amount  of  such payments shall be  deducted  from  the
payment  to  be made by the IMC Parties to FSC on  Closing.   IMC
shall provide evidence of payment to FSC.

          (e) For the avoidance of doubt, all payments made by the IMC Parties into a segregated interest bearing account in respect of the Sulphur Supply Agreement are for the account of the IMC Parties only and shall not be taken into consideration in the computation of the Closing Statement.

     3.3  Subsequent Closing Adjustment.

          (a) Promptly upon consummation of the Closing, the parties shall undertake an analysis of the Closing Adjustment to determine its accuracy  and, within 20 days after the Closing Date, attempt  to agree  on  a written statement setting forth any changes  in  the
Closing Statement (the "Subsequent Closing Adjustment").  The IMC
Parties  and  the Freeport Parties shall afford one  another  and
their   respective  representatives  reasonable  access  to   the
necessary  books,  records  and  personnel  for  the  purpose  of determining  the Subsequent Closing Adjustment.  If  the  parties are  unable to agree on the Subsequent Closing Adjustment, either party may submit any objections that are not resolved between the
IMC  Parties and the Freeport Parties to an Independent  Auditor.
Such   Independent  Auditor  shall  make  its   own   independent
determination regarding such objections within 30 days of the date the objections are first submitted for arbitration, and such determination shall be final, non-appealable and binding upon the parties. The fees of the Independent Auditor shall be divided equally between FSC and IMC.

          (b) To the extent that the Subsequent Closing Adjustment shows that either party owes additional amounts, the owing party shall pay such amounts to the other party by wire transfer to an account designated in writing by the other party within 10 days after resolution of the Subsequent Closing Adjustment.

     3.4  Deliveries at Closing.  At the Closing:

          (a) The Freeport Parties shall deliver, or cause to be delivered to the IMC Parties (including constructive receipt of identified books and records), the following:

               (i)  such bills of sale, assignments, releases, consents to
assignments   and   other  instruments   of   sale,   conveyance,
assignment, assumption and transfer satisfactory in form and substance to IMC and FSC as may reasonably be required in order to convey to IMC all of FSC's right, title and interest in and to the Sulphur Inventories and the Assigned Contracts or otherwise to effect any transaction contemplated hereby;

               (ii) a release from FM Services Companythe FM Services Release and the FCX Representation (as such terms are defined in Section
6.7) in form and substance reasonably satisfactory to IMC;

               (iii) the Charitable Research and Engineering Releases which have been obtained by the Closing Date in form and substance reasonably satisfactory to IMC;

               (iv) the Sulphur Books and Records;

               (v) opinions of counsel for the Freeport Parties opining as to corporate or company status, due authorization, validity and binding effect of the Agreement and the related documents to be delivered by the Freeport Parties and such other matters as the IMC Parties may reasonably request;

               (vi) consents from the senior lenders and, if required, other major creditors of the Freeport Parties;

               (vii)     an updated Closing Creditor List;

               (viii) evidence in a form satisfactory to the IMC Parties from each trade creditor of FSC applicable to the Sulphur Inventories or the Assigned Contracts owed in excess of $100,000 of payment in full of amounts outstanding from FSC to such creditor; and

(ix) such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby.
          (b)  The IMC Parties shall deliver, or cause to be delivered to
the   Freeport  Parties  (including  constructive   delivery   of
identified books and records), the following:

               (i) payment of the amounts due to FSC as set forth in the Closing Statement, less all amounts to be paid direct by the IMC
Parties to creditors of FSC, by wire transfer of immediately available funds to an account designated in writing by FSC not less than one (1) Business Day prior to the Closing;

               (ii) documents necessary to transfer the Assumed Liabilities to FSC;

               (iii) opinions of counsel for the IMC Parties opining as to corporate or partnership status, due authorization, validity and binding effect of the agreement and the related documents to be delivered by the IMC Parties and such other matters as the Freeport Parties may reasonably request; and

               (iv) such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby.

          (c) The IMC Parties andParties and the Freeport Parties will execute a Compromise and Settlement Agreementsubstantially in the form of Exhibit F;

          (d) FSC and IMC will execute the railcar subleasesequipment rental agreement as contemplated in Section 1.3;

          (e) The IMC Parties and the Freeport Parties shall each provide to the other, or procure the provision to the other of, such proof of satisfaction of the conditions set forth in Section 6 as the party whose obligations are conditioned upon such satisfaction may reasonably request; and

         (f) The IMC Parties and the Freeport Parties shall each provide to the other the certificates, agreements and documents required by this Agreement and take such other action as is required to consummate the transactions contemplated hereby.

     4. Representations and Warranties of the Freeport Parties. The Freeport Parties jointly and severally represent and warrant to the IMC Parties, on and as of the date of this Agreement and on and as of the Closing Date, as follows:

     4.1  Organization.

          (a) FSC is a limited liability company duly organized, validly existing and in good standing under the laws of the state of
Delaware and has the full power and authority to enter into  this
Agreement  and  to perform its obligations hereunder,  including, without  limitation, its indemnification obligations pursuant  to
Section  8 hereof.  FSC has full power and authority to  own  its properties and assets and to carry on its business as it  is  now
being  conducted.   FSC  is  duly qualified  or  licensed  to  do
business as a foreign limited liability company in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification.

          (b) MMR is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware and has the full power and authority to enter into this Agreement and  to perform its obligations hereunder, including, without limitation, its  indemnification obligations pursuant to  Section  8  hereof.
MMR has full power and authority to own its properties and assets
and  to carry on its business as it is now being conducted.   MMR
is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification.

(c) MOXY is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware and has the full power and authority to enter into this Agreement and to perform its obligations hereunder, including, without limitation, its indemnification obligations pursuant to
Section 8 hereof. MOXY has full power and authority to own its properties and assets and to carry on its business as it is now being conducted. MOXY is duly qualified or licensed to do business as a foreign limited liability company in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification.

     4.2 Authorization; Enforceability. The board of directors of MMR, the sole member of each of FSC and MOXY, and in its own capacity,  has  duly approved and authorized  the  execution  and
delivery   of   this  Agreement  and  all  other  documents   and
instruments to be executed by MMR, FSC, and/or MOXY pursuant to this Agreement (collectively, the "Freeport Ancillary Documents") and the consummation of the transactions contemplated hereby, and no other authorization proceedings on the part of MMR, FSC or MOXY is necessary to approve and authorize the execution and delivery of this Agreement or any of the Freeport Ancillary Documents by any of the Freeport Parties, or the consummation of
the    transactions   contemplated   hereby.    This    Agreement
constitutes, and each of the Freeport Ancillary Documents will constitute as of its date, a legal, valid and binding obligation of each Freeport Party executing such document, enforceable against it in accordance with its respective terms, except that
the   enforcement  hereof  may  be  limited  by  (a)  bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     4.3 No Approvals or Conflicts. Neither the execution, delivery or performance by any Freeport Party of this Agreement, any of the Freeport Ancillary Documents, nor the consummation by any Freeport Party of the transactions contemplated hereby or thereby will (a) violate, conflict with or result in the breach of any provision of its certificate of incorporation or formation, as applicable, or limited liability company agreement or by-laws,
(b) violate, conflict with or result in a breach of any provision of,  or  constitute a default under, or result in the termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon the Sulphur Inventories or Assigned Contracts under any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or commitment or obligation to which any Freeport Party or any of its  properties may be bound or affected, (c) violate any  order,
writ,   injunction,  decree,  judgment,  ruling,  law,  rule   or
regulation  of any court or governmental authority,  domestic  or
foreign,  applicable  to  any  Freeport  Party  or  the   Sulphur
Inventories or Assigned Contracts, or (d) other than as noted on Exhibit C, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority or any Person having a contractual relationship with any Freeport Party other than those that will not result or could not reasonably be expected to adversely affect any Freeport Party's ability to transfer the Sulphur Inventories or Assigned Contracts to IMC or any Freeport Party's ability to assume the liabilities referenced in Section
1.5 from IMC.

     4.4 Assets. As of the Closing, FSC will have good and marketable title to, and the power to sell or assign, the Sulphur Inventories free and clear of any Liens. No unreleased mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of the Sulphur Inventories has been recorded, filed, executed or delivered. The Sulphur Inventories shall be of commercially usable quality and in liquid form and shall comply with the specifications set out on Exhibit A.

     4.5 Assigned Contracts. Each Assigned Contract is, and after the assignment thereof will be, in full force and effect, and the Freeport Parties have performed all obligations required to be performed by them to date thereunder. Except as noted on Exhibit C, there is no impediment to the assignment by FSC of its rights
and  obligations  under  the Assigned Contracts.   [The  Freeport
Parties   have  identified  to  the  IMC  Parties  all   of   the
undischarged agreements that the Freeport Parties are party to, bound by, or the issuer or beneficiary or recipient of, relating to the purchase and sale of sulphur.] All monetary amounts that have become due and owing under the Assigned Contracts have been paid. No material default by any Freeport Party has occurred and no Freeport Party knows of, and has not received notice of violation or default under (nor does there exist any condition that with the passage of time or the giving of notice would cause such a violation of or default thereunder) any Assigned Contract. True and correct copies of all Assigned Contracts have been furnished by the Freeport Parties to IMC.

     4.6 Compliance with Laws. Each Freeport Party is in compliance with, and is not in default or violation under, and has not conducted its operations in violation in any respect of, any law, rule, regulation, decree or order applicable to the Sulphur Inventories or the Assigned Contracts. At no time has any Freeport Party been notified in writing that it was, and to the Knowledge of such Freeport Party it is not presently, the subject of any federal, state or local investigation relating to the Sulphur Inventories or the Assigned Contracts. At no time has any Freeport Party been notified in writing by any federal, state or local governmental authority of any violation of any law, regulation, ordinance, rule or order (including those described in other subsections of this Section 4) regarding the Sulphur Inventories or the Assigned Contracts that remains unresolved.

     4.7 Proceedings. There is no action, suit or proceeding at law or in equity, any arbitration or any administrative or other proceeding by or before any governmental instrumentality or agency, pending or, to the knowledge of any Freeport Party, threatened against or affecting any Freeport Party that could affect the ability of any Freeport Party to consummate the transactions contemplated hereby.

     4.8 Fair Value. The Freeport Parties agree that the consideration being given by IMC for the Sulphur Inventories and Assigned Contracts hereunder is reasonably equivalent to the fair value thereof. The Freeport Parties hereby waive and release the IMC Parties and their respective past and present officers, partners, agents, attorneys, successors and assigns from any and all claims that the transactions contemplated hereby are avoidable as fraudulent transfers under state or federal law.

     5. Representations and Warranties of the IMC Parties. The IMC Parties jointly and severally represent and warrant to the Freeport Parties, on and as of the date of this Agreement and on and as of the Closing Date, as follows:

     5.1 Organization. IMC is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the full power and authority to enter into this Agreement and to perform its obligations hereunder. MP is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the full power and authority to enter into
this   Agreement  and  to  perform  its  obligations   hereunder.
Phosphates is duly formed and validly existing under the laws of the State of Delaware and its general partner has the full power and authority to enter into this Agreement and to perform its obligations hereunder. PLP is duly formed, validly existing and in good standing under the laws of the State of Delaware and has the full power and authority to enter into this Agreement and to perform its obligations hereunder.

     5.2 Authorization; Enforceability. The boards of directors of IMC and MP, the managing general partner of Phosphates and the general partner of PLP have each duly approved and authorized the execution and delivery of this Agreement and the other documents and instruments to be executed by IMC, MP, PLP and Phosphates
pursuant   to  this  Agreement  (collectively,  "IMC's  Ancillary
Documents"), and the consummation by IMC, MP, PLP and  Phosphates of the transactions contemplated hereby, and no other proceedings on the part of IMC, MP, PLP or Phosphates is necessary to approve and authorize the execution and delivery of this Agreement or any of  IMC's Ancillary Documents by IMC, MP, PLP and Phosphates  and
the   consummation  by  IMC,  MP,  PLP  and  Phosphates  of   the
transactions contemplated hereby. This Agreement constitutes, and each of IMC's Ancillary Documents will constitute as of its date, a legal, valid and binding obligation of IMC, MP, PLP and Phosphates, enforceable against IMC, MP, PLP and Phosphates in accordance with its terms, except that the enforcement hereof may
be   limited   by  (a)  bankruptcy,  insolvency,  reorganization,
moratorium  or  other  similar laws now or  hereafter  in  effect
relating   to   creditors'  rights  generally  and  (b)   general
principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

    5.3 No Approvals or Conflicts. Neither the execution and delivery by any IMC Party of this Agreement or any of IMC Party's Ancillary Documents, nor the consummation by any IMC Party of the purchase of the Sulphur Inventories and Assigned Contracts, will
(a) violate, conflict with or result in the breach of any provision of its certificate of incorporation or bylaws
(b) violate, conflict with or result in a breach of any provision of, or constitute a default under, or result in the termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of any IMC Party under, any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or commitment or obligation to which any IMC Party or any of its properties may be bound or affected, (c) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any court or governmental authority, domestic or foreign, applicable to any IMC Party or its properties, or (d) except as otherwise indicated in Exhibit C, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority in connection with the execution, delivery and performance of this Agreement by IMC other than those that are not likely to materially or adversely affect FSC's ability to transfer the Sulphur Inventories and Assigned Contracts to IMC or the Freeport Parties' ability to assume the Assumed Liabilities.

   5.4 Proceedings. There is no action, suit or proceeding at law or in equity, any arbitration or any administrative or other proceeding by or before any governmental instrumentality or agency, pending or, to the knowledge of IMC, threatened against or affecting any IMC Party that could affect the ability of an IMC Party to consummate the transactions contemplated hereby.

   5.5  Oil and Gas Liabilities.
          (a) To the best of the actual knowledge, without further investigation, of Douglas Pertz, Reid Porter and Marian Whiteman, there are no unasserted claims related to the FTX Oil and Gas Business from the date of the FTX/IMC Merger through the date hereof, other than any matters listed on Exhibit E, that are probable of assertion and are involvelikely to result in an expenditure of more than $100,000 of liability under generally accepted accounting principles.

(b) The total amounts expended by IMC and its Affiliates with respect to liabilities, demands, claims, causes of action and proceedings related to the FTX Oil and Gas Business (excluding the MOXY Drilling Program) from January 1, 2000 through December 31, 2001, was approximately $950,000, during the period from January 1, 2002 through February 28, 2002 was approximately $________,less than $100,000, and during the period prior to January 1, 2000 was less than $500,000.
     6. Pre-Closing Covenants. From the date hereof through the Closing Date, the parties covenant and agree as follows:

   6.1  Time of Essence; Cooperation and Best Efforts.

(a) Time is of the essence and each party will work diligently to complete the transactions contemplated by this Agreement as soon as possible.

(b) Each party will cooperate with the other and use its commercially reasonable efforts to take all action and to do all things necessary to (i) procure all necessary and appropriate consents and approvals, (ii) complete and file all necessary and appropriate applications, notifications, filings and certifications and (iii) satisfy all requirements prescribed by law for the consummation of the transactions contemplated by this Agreement, and satisfy all other conditions set forth in this Agreement for the consummation of the transactions contemplated by this Agreement, but the parties shall not be required to undertake any financial obligation not contemplated herein or in the agreements executed as of the date hereof.

  6.2 Settlement Negotiations; Confidentiality. This Agreement and the negotiations related thereto are deemed to be evidence of settlement negotiations. Neither the IMC Parties nor the Freeport Parties may use or present as evidence in any pending litigation or related arbitration or mediation the contents of this Agreement or the substance of negotiations related hereto, except to enforce this Agreement. The parties agree that each may disclose the existence of this Agreement, but may not disclose its terms, except as necessary to secure financing for the transactions contemplated herein and for the Asset Sale to the Buyer (provided that in each case disclosure shall be made only under the terms of an agreement to keep such disclosure confidential), or as required by law, judicial process, or to any employee, financial advisor or legal advisor who it is determined in good faith has a valid business reason to know the terms.

   6.3 Due Diligence. Prior to the Closing Date, the Freeport Parties and IMC Parties will each (a) make available to the other party and their representatives, for inspection and review, all properties, books, computer and information systems, records, accounts, documents and other information related to the Sulphur Inventories, Assigned Contracts and Assumed Liabilities as may be reasonably requested from time to time in connection with the transactions contemplated hereby; (b) make its officers and accountants available for consultation with the other party upon the reasonable request of such party; and (c) permit access to third parties to verify information obtained pursuant to this
Section 6.3 as the same may be reasonably requested. In connection with any requests for information and access pursuant to this Section 6.3, the Freeport Parties and IMC Parties will each provide reasonable notice to the other party and endeavor to minimize the disruption of its business. An employee or representative of any of the parties shall be entitled to be present at any or all inspections and reviews of the Sulphur Inventories, Assigned Contracts and Assumed Liabilities and related books, records, accounts, documents and other information.

   6.4 Availability of Employees. FSC, to the extent requested by IMC, will make any of FSC's employees available, prior to Closing, for interviews with IMC for potential employment with IMC or one of its Affiliates at or following the Closing. Upon request, FSC will provide to IMC or one of its Affiliates the relevant terms of such employee's employment with FSC (including, but not limited to dates of hire, positions, compensation, benefit arrangements and vacation). Neither IMC nor its Affiliates have or will have any duty or obligation to offer employment to or employ any of FSC's employees at or following the Closing, and FSC shall not make any representations or statements to its employees to the contrary.

   6.5   Performance under the Sulphur Supply  Agreement.   The
execution and delivery of this Agreement shall not be deemed to constitute an amendment or other modification ofparties will continue to perform the Sulphur Supply Agreement or a waiver by any party thereto of any claims or rights thereunder. The parties acknowledge that the parties thereto shall continuethrough the date of Closing on the following terms: (i) FSC will deliver all of Phosphates' tonnage requirements due pursuant to the terms of the Agreement except for 41,667 tons per month, the delivery of which is in dispute; (ii) except for the 41,667 tons per month the delivery of which is in dispute, FSC's delivery obligation shall be interpreted consistently with the practices of the parties in nominating and fulfilling Phosphates' tonnage requirements prior to January 1, 2002; (iii) Phosphates will pay FSC sums due pursuant to the pricing terms of the Sulphur Supply Agreement, except for the disputed costs and losses related to the aforementioned 41,667 tons per month and except for any premium that would otherwise be due on "Base" sulphur pursuant to the terms of the Sulphur Supply Agreement;
(iv) the calculation of the IMC Weighted Average Cost of sulphur and the IMC Spot Weighted Average Cost of sulphur will be performed consistently with the calculations performed by IMC through the date of this Agreement. The execution and delivery of this Agreement shall not be deemed to constitute an amendment or other modification of the Sulphur Supply Agreement.

    6.6 Stay and Stand Down. Upon the execution of this Agreement, and for so long as the parties comply with the terms hereof, each party will continue to "stand down" with respect to active litigation against the other and the parties will jointly request that the Litigation be continued until the earlier of the termination of the Purchase Agreement or the Closing of the Asset Sale and the transactions contemplated hereby.

    6.7 Release of Termination Agreement Obligations.FM Services Release and FCX Representation. The Freeport Parties will obtain from FM Services Company thea release of the IMC Parties from any and all liabilities and obligations ofthat the IMC Parties may have to such Persons (the "FM Services Release"), under that certain Termination and Settlement Agreement dated December 22, 1997(the "FM Services Release"), including the obligations related to services provided by FM Services Company, the leaseexpenses for 1615 Poydras Street, New Orleans, Louisiana, and the Washington D.C. lease and claims relating to Crescent Technology Inc. The Freeport Parties will obtain from Freeport-McMoran Copper & Gold Inc. ("FCX") a representation (the "FCX Representation") that FCX has no claims against, and is not owed any obligation or liability by, any IMC Party.

    6.8  Release of Charitable/Research & Engineering Contribution
Obligations.    The   Freeport  Parties  will  use   commercially
reasonable efforts, but without any requirement for the payment of funds by the Freeport Parties,, but without any requirement for the payment of funds by the Freeport Parties, to obtain from Tulane University, the Audubon Institute and the University of New Orleans, the release of any liability relating to charitable obligations assumed by IMC as part of the 1997 Merger Agreement
between   Freeport-McMoRan  Inc.  and  IMC  Global,   Inc.   (the
"Charitable/Research & Engineering Releases").Releases"), and, in the case of the Audubon Institute, the voluntary dismissal with
prejudice   of   all  litigation  relating  to  such   charitable
obligations with each party bearing its own costs.

   6.9 Representations and Warranties. Each party shall provide prompt notice to the other of any fact or event that causes or would cause any of its representations and warranties to be untrue in any material respect.

  6.10 Assigned Contracts. The Freeport Parties shall perform their obligations under the Assigned Contracts in the usual and ordinary course and in accordance with past practices and the terms of such contracts.

     7.   Conditions to Closing

     7.1 Conditions Applicable to All Parties. The obligations of each of the parties hereto to consummate the transactions contemplated hereby are subject to the satisfaction (or the waiver by the IMC Parties and the FSC Parties) of the following conditions at or prior to the Closing:

          (a) Asset Sale Closing. The consummation of the Asset Sale under the Purchase Agreement.

          (b) Restraining Action. No judgment, order or decree shall have been issued or rendered by any court or other governmental body to restrain or prohibit the consummation of the transactions contemplated hereby.

          (c)  Statutory Requirements and Regulatory Approval.  All
statutory  requirements  for  the  valid  consummation   of   the
transactions  contemplated hereby shall have been  fulfilled  and
all   appropriate  orders,  consents  and  approvals   from   all
regulatory  agencies  and  other governmental  authorities  whose
order,   consent  or  approval  is  required  by  law   for   the
consummation of the transactions contemplated hereby shall have been received.]

          (d) [Release and Representation. The Freeport Parties shall have provided the FM Services Release.]Services Release and the FCX Representation.

     7.2 Conditions to Obligations of IMC Parties. The obligation of the IMC Parties to consummate the transactions contemplated hereby is subject to the satisfaction, at or prior to the Closing, of the condition set forth below. The benefit of this condition is for IMC Parties only and may be waived in writing by IMC Parties at any time in its sole discretion.

          (a) Representations, Warranties and Covenants. Each representation and warranty of the Freeport Parties contained in
Section 4 shall be true and correct in all material respects on and as of the Closing Date; the Freeport Parties shall have performed in all material respects all covenants required by this Agreement to be performed by the Freeport Parties at or prior to the Closing; and the Freeport Parties shall have delivered to the IMC Parties on the Closing Date certificates signed by appropriate officers, dated as of the Closing Date, certifying to the fulfillment of the conditions set forth in this paragraph.

     7.3  Condition to the Obligations of Freeport Parties.     The
obligation of the Freeport Parties to consummate the transactions contemplated hereby is subject to the satisfaction, at or prior to the Closing, of the condition set forth below. The benefit of this condition is for the Freeport Parties only and may be waived
by   Freeport  Parties  in  writing  at  any  time  in  its  sole discretion.

          (a) Representations, Warranties and Covenants. The representations and warranties of the IMC Parties contained in
Section 5 shall be true and correct in all material respects on and as of the Closing Date; the IMC Parties shall have performed in all material respects all covenants required by this Agreement to be performed by the IMC Parties at or prior to the Closing; and the IMC Parties shall have delivered to the Freeport Parties on the Closing Date certificates signed by appropriate officers, dated as of the Closing Date, certifying to the fulfillment of the conditions set forth in this paragraph.

     8.   Indemnification; Survival of Representations.

     8.1  Indemnification.

          (a) From and after the Closing Date, subject to the terms and conditions of this Section 8, the Freeport Parties shall jointly and severally indemnify, defend and hold harmless each of the IMC
Parties and their Affiliates, and their respective officers, directors and employees (the "IMC Indemnitees") from, and will pay to the IMC Indemnitees the amount of, any Losses arising from or arising out of or by virtue of or in connection with:

               (i) any inaccuracy in, or breach of any representation or warranty of, the Freeport Parties contained in Section 4;

               (ii) any breach by any of the Freeport Parties of, or failure by any of the Freeport Parties to comply with, any agreement or
covenant   contained   herein  (including,  without   limitation,
obligations under this Section 8), the Purchase Agreement or in any agreement ancillary thereto;

               (iii)     any breach by FM Services of the FM Services Release;

(iv) any liability under an Assigned Contract that relates to a period prior to the Closing Date;
               (v)  the Assumed Liabilities; or

               (vi) any claim that exists or may arise related to Main Pass Mine in the Gulf of Mexico howsoever arising.arising; or

               (vii) any obligations or liabilities of FSC except as expressly assumed by the IMC Parties pursuant to this Agreement;
and

          (b) After the Closing Date, subject to the terms and conditions of this Section 8, the IMC Parties shall jointly and severally indemnify and hold harmless each of the Freeport Parties and its Affiliates and their respective officers and directors (the
"Freeport  Indemnitees")  from, and  will  pay  to  the  Freeport
Indemnitees the amount of, any Losses arising from or in connection with:

               (i) any inaccuracy in or breach of any representation or warranty of the IMC Parties contained in Section 5;

               (ii) any breach by any of the IMC Parties of, or failure by any of the IMC Parties to comply with, any agreement or covenant contained herein (including, without limitation, obligations under this Section 8);

               (iii)     [(iii)    any claim relating to or arising from the
items listed on Exhibit E; or

(iv) any obligations or liabilities of IMC except as expressly assumed by the Freeport Parties pursuant to this Agreement. ]

   8.2  Notice and Defense of Claims.

 (a) A Person seeking indemnification under this Section 8 (the "Indemnified Person") shall give prompt written Notice to the indemnifying person or persons, or successors thereto (the "Indemnifying Person"), of any matter with respect to which the Indemnified Person seeks to be indemnified (the "Indemnity Claim"). Such Notice shall state the nature of the Indemnity Claim and, if known, the amount of the Loss. If the Indemnity Claim arises from a claim of a third party, the Indemnified Person shall give such Notice within a reasonable time but in no event later than thirty (30) days from receipt by the Indemnified Person of Notice of any Indemnity Claim and, in the event that a suit or other proceeding is commenced, within thirty (30) days after receipt of written Notice thereof by the Indemnified Person. Notwithstanding anything in this paragraph to the contrary, the failure of an Indemnified Person to give timely Notice of an Indemnity Claim shall not bar such Indemnity Claim except and to the extent that such failure has impaired materially the ability of the Indemnifying Person to defend the Indemnity Claim.

 (b) If the Indemnity Claim arises from the claim or demand of a third party, the Indemnifying Person shall assume its defense, including the hiring of counsel which counsel shall be reasonably acceptable to the Indemnified Person, and the payment of all fees and expenses. The Indemnified Person shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within thirty (30) days after Notice of any such action or claim, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person upon the payment of all fees, expenses, costs and settlement payments incurred to date by the Indemnified Person, to assume the defense of such action, claim or proceeding at any time prior to the settlement, compromise or final determination thereof. Anything in this
Section 8 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such action, claim or proceeding; provided, however, that the consent of the Indemnified Person, which consent shall not be unreasonably withheld, shall always be required with respect to the settlement or compromise of any action related to Taxes. The Indemnified Person shall not settle or compromise any such action or claim without the consent of the Indemnifying Person, to the extent the Indemnifying Person has accepted responsibility for indemnification obligations in writing; provided that the Indemnified Person shall give the Indemnifying Person prior notice of any proposed compromise and settlement.

(c) Any Indemnity Claim hereunder which does not arise from a claim of a third party shall be paid on demand by the Indemnifying Person to the Indemnified Party on receipt of evidence reasonably satisfactory to such Indemnifying Person of the existence and amount of such Indemnity Claim.

(d) If, after 60 days written notice specifying the action requested, any Person fails to take any action reasonably requested in respect of which another Person may make an Indemnity Claim under this Section 8 against such first-mentioned Person, that other Person may take the action that is specified in such notice and shall be entitled to be indemnified under this
Section 8 by the first Person in respect of any costs of, or costs associated with, such action.

     8.3 Survival of Representations and Warranties; Covenants. The representations and warranties made by any party herein shall survive until March 31, 2004. The covenants contained in this Agreement shall continue to exist without limitation.

     9.   Other Post-Closing Covenants.

     9.1 Release of Benefit Payment Obligations. From and after the Closing, the IMC Parties shall release FSC from 50% of itswaive the obligation of FSC to reimburse the IMC Parties forin the amount of 50% of the certain required quarterly payments pursuant to an employee benefit agreement executed in connection with the FTX/IMC Merger, for medical and other benefits due persons who were former sulphur employees (the "Benefit Payments"), payable quarterly as the reimbursements become due, for each of 12 quarterly periods, or a total of three years, commencing with the fourth quarter of fiscal year 2001 (the "Reduction Period"), provided that FSC makes timely payments of the remaining 50% of the required payments. Thereafter, FSC will resume the total amount of reimbursements of FSC's obligations for such retirees.
If FSC shall default on any payment under this Section 9.1 and, after prior Notice from the IMC Parties, such default shall continue for more than 5 days after such Notice, such release shall cease and terminate without further notice and FSC shall, commencing with such defaulted payment, be liable for the full amount of its required Benefit Payments in connection with the FTX/IMC Merger. The IMC Parties shall consult with the Freeport Parties reasonably in advance regarding any proposed change by the IMC Parties regarding any amendment proposed to be made to the amount of the Benefit Payments during the Reduction Period.
In the event that the Freeport Parties fail to agree thereto, the IMC Parties shall be allowed to implement such proposed change, except that FSC's obligation to make reimbursements during the unexpired term of the Reduction Period shall remain at 50% of the required Benefit Payments as if such change had not been implemented.

   9.2 Big Bend Transfer Co., LLC. MMR shall take, and shall make commercially reasonable efforts to cause its Affiliates to take, all appropriate and necessary steps to dismiss all pending litigation, administrative proceedings and other actions opposing the issuance of necessary permits for the Big Bend Transfer Co., LLC sulphur remelting facility. MMR shall continue, and shall make commercially reasonable efforts to cause its Affiliates to continue, to forebear on any litigation opposing the facility, and agrees not to, and shall make commercially reasonable efforts to cause its Affiliates not to, support directly or indirectly any claim brought by a third party opposing the project.

    9.3 Murphy Oil Agreement. From and after the Closing Date, IMC or its Affiliate shall promptly remit from time to time to FSC, and provide an accounting to FSC for, cash payments in the amount of the economic benefit for certain set-offs made by IMC under the liquid sulphur purchase agreement and related reimbursement agreement with Murphy Oil USA, Inc. as such are realized.

     9.4  Restricted Payments; Fundamental Changes.

(a) Restricted Payments and Asset Sales. FSC, MOXY or MMR (the "Promisors") shall not, and shall notNeither FSC, MOXY nor MMR ("Promisors") shall, nor shall they permit their respective subsidiaries, to directly or indirectly Affiliated Entities (i.e., any entity more than 25% of the equity securities of which is owned by any of the Promisors or any officer, director or shareholder of any of the Promisors) to, directly or indirectly, declare, order, pay or make or set apart any sum or properties for any Restricted Payment, or agree to do so, except to the extent so.that the same constitutes a Permitted Payment, as hereinafter defined. The term "Restricted Payment" shall mean
(i) any dividend or other distribution, direct or indirect, on account of distribution (other than the distribution of a right or warrant to purchase securities for cash), director or indirect, on account of the commonthe equity securities of any of the Promisors or any of their subsidiaries,Affiliated Entities, now  or  hereafter outstanding (other than a Permitted  Payment);
(ii) any redemption, retirement, sinking fund, or similar payment, purchase or acquisition for value, direct or indirect, of anycommon equity security (or purchase any options,any options warrants or other rights to acquire same) of any of the Promisors now or hereafter outstanding; (iii) any dividend or other distribution, direct or indirect, on account of any other equity security of any of the Promisors hereafter outstanding in excess of the stated outstanding, (iii)dividend or distribution rate thereon that is established at the time of the issuance of such security in a bona fide public or private offering on terms that are no less favorable to the issuing Promisor than those that might be obtained in an arm's length transaction from persons having no affiliation with the Promisors; (iv) any payment of a claim for rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, anycommon equity security of the Promisors, (iv) any payment for management fees or compensation by any of the Promisors to any director, executive officer or Affiliated Entity, other than wages, salaries and bonuses paid in the ordinary course to employees, or in the case of salaries or bonuses paid to any director or executive officer of any of the Promisors, which were either (x) approved by members of the Board of Directors of the relevant entity who would be considered to be independent of management under the rules of the New York Stock Exchange, or (y) if payable by any Affiliated Entity, did not, in the aggregate exceed 150% of the amounts disclosed as payable by FM Services Inc. to directors or their Affiliated Entities in the MMR proxy statement for 2001 (v) any exchange of any equity security or Promisors;
(v)the issuance of any right giving to holder the right to exchange the equity security for any rights in the property of the Promisors or their Affiliated Entities; or (vi) the entry into any transaction with any of the holder or holders of more than 5% of any class of thecommon equity securities of any of the Promisors on terms that are less favorable to the Promisor than those that might be obtained in an arm's arms length transaction from persons having no affiliation with the Promisor; and (vi) the issuance of any equity security with the purpose or intent of circumventing the foregoing provisions. Notwithstanding the foregoing, (1) dividends, distributions or other payments from MOXY or FSC to MMR, and (2) dividends or distributions of equity securities to Promisor.

(b) existing holders, shall be deemed Permitted Payments.None of the Promisors or any of their Affiliated Entities shall sell or otherwise dispose of any assets other than for fair market value. Nothing in this Section 9.4 shall be construed or interpreted as a limitation or restriction in a Promisor's ability to grant liens or security interests in or on its assets, except that no Promisor shall grant any lien or any interest in or on its assets to secure any equity security.

(c) The restrictions in this Section 9.4 shall terminate upon the earlier of (i) fifth anniversary of the date hereof; (ii) the date any Promisor has in place a letter of credit of not less than $5,000,000 in favor of the IMC Parties; or (iii) the date of which MMR's market capitalization for 180 consecutive calendar days has averaged $200 million or more (the first such date being referred to as the "Cut-Off Date").

(d) The following shall be "Permitted Payments": (i) any dividend or distribution payable solely in shares of common stock; (ii) any regularly scheduled dividend payment on any preferred or senior equity security at a rate not in excess of the regular dividend rate set on the date of issue of the security, provided that such security was issued for cash in a bona fide public offering or private placement meeting one of the following criteria (x) a majority of the issue was purchased by Persons who are not Affiliated Entities of the issuer, or (y) the issuer obtained a fairness opinion with respect to the terms of the issue from a nationally recognized investment bank (a "Market Terms Senior Security"); (iii) any redemption, sinking fund payment, or exchange of property interests in the issuer with the holders of the Market Terms Senior Security which redemption, sinking fund payment or exchange of property either (x) occurs more than 36 (thirty six) months after the date of the Agreement or (y) is pursuant to the original terms of the Market Terms Senior Security and the issuer thereof has obtained a fairness opinion from a nationally recognized investment bank with respect to the terms of issue; (iv) any payment solely among the Promisors; and (v) issuance of equity securities or rights, options or warrants to purchase common stock or other equity securities.

     9.5 Subsequent Delivery of Charitable/Research & Engineering Releases. If IMC has not received all of the Charitable/Research & Engineering Releases by the Closing and the amount of the IMC Payment has been reduced by $1 million pursuant to Section 2, if
FSC   provides  all  of  the  Charitable/Research  &  Engineering
Releases expressed effective as of the Closing prior to the first anniversary of this Agreement then, provided that no IMC Party has made or been obligated to make any payment with respect to such releases or the subject-matter thereof after the Closing, IMC shall pay to FSC the sum of $1 million within three days of receiving all of the Charitable/Research & Engineering Releases.

    9.6 Assignment of Certain Contracts. Anything in this Agreement to the contrary notwithstanding, to the extent that any Assigned Contract is not assignable without the consent of another Person (which consent has not been obtained), this Agreement shall not be deemed to constitute or require an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. If such consent has not been obtained by the Closing Date, the Freeport Parties agree to (a) cooperate with the IMC Parties in any reasonable arrangement designed to provide for the IMC Parties substantially the same benefits and obligations under any such agreement, contract, license, lease, permit or other authorization, purchase or sale order, or other executory contract or commitment without cost to the IMC Parties, including (i) enforcing for the benefit of the IMC Parties any or all rights of the Freeport Parties under any contract, commitment, permit or other authorization, or other agreement against any other Person that is a party thereto, or
(ii) at the election of the IMC Parties, not transferring, conveying, assigning or delivering to an IMC Party at the Closing, and retaining legal title or right thereto, while permitting an IMC Party the possession and use of such assets or rights for the IMC Party's account and with an IMC Party receiving the benefits and burdens of such assets or rights as if such assets or rights had been so transferred, conveyed, assigned and delivered, and (b) take all reasonable further action to obtain such consents, approvals or novations as may be required under such instrument, applicable law or otherwise to effect the transfer of the asset or right to an IMC Party. Nothing in this
Section 9.6 shall be deemed a waiver of any closing condition set forth in this Agreement.

   9.7  Certain Obligations as to Books and Records.
 (a) The books and records (including, but not limited to, records in computer format and all indices related to any books and records) relating to the FTX Oil and Gas Business maintained at an offsight storage sight [name of site]the storage facility in Franklin Park, Illinois (the "Oil and Gas Books and Records") will continue to be maintained by the IMC Parties for a period of six (6) years, or such shorter period of time as the parties may agree, following the Closing Date at the Franklin Park facility or such other comparable facility or facilities as the IMC Parties in their sole discretion may determine. The Freeport
Parties shall reimburse the IMC Parties 80% of the cost of maintenance of such books and records, payment to be made against delivery by the IMC Parties to FSC of monthly invoices therefor.

 (b) The Freeport Parties shall be entitled to inspect, and make copies of, the Oil and Gas Books and Records at the cost of the Freeport Parties and on reasonable notice to the IMC Parties. The Freeport Parties agree to maintain and return promptly any
Oil and Gas Books and Records that they borrow. Subject to the requirements of the IMC Parties, the Freeport Parties shall be entitled on reasonable notice to engage the services of Harry Battenburg in relation to the Oil and Gas Books and Records, for such fee and on such terms as may be agreed from time to time by the IMC Parties. The rights afforded the Freeport Parties pursuant to this Section 9.7(b) shall terminate in the event that the Freeport Parties fail to reimburse the cost of maintaining the Oil and Gas Books and Records on a monthly basis in accordance with Section 9.7(a).

(c) The IMC Parties shall have no liability to the Freeport Parties regarding the content or maintenance of, any services provided in connection with, or otherwise in relation to, the Oil and Gas Books and Records, except for any claim which arises as a result of the gross negligence or willful default of the IMC Parties.

(d) The parties agree that, for a period of six (6) years, or such shorter period of time as the parties may agree, following the Closing, they shall not destroy, discard, deface or otherwise alter any of the Sulphur Books and Records without furnishing prior Notice to the other party and a reasonable opportunity for the other party, at such other party's cost, to take custody of such Sulphur Books and Records. The parties also agree during such six year period to provide the other party, and its accountants, counsel or other representatives, during normal business hours and upon reasonable Notice, access to (including the making of copies at such other Party's cost) such Sulphur Books and Records in order to enable the other party to prepare any required tax returns or customary financial reports, and to prepare for and defend against any tax or other claims or litigation, and for any other reasonable business purpose.

     9.8 Further Assurances. The Freeport Parties and the IMC Parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement, including without limitation any and all documents necessary to assign to Phosphates or its Affiliate any of the Assigned Contracts that are not conveyed to Phosphates or its Affiliate at the Closing.

     9.9  Reasonable Cooperation.

(a) The Freeport Parties will (i) consult with the IMC Parties prior to the Closing with the view of achieving a smooth transition of ownership of the Sulphur Inventories and Assigned Contracts; (ii) provide reasonable assistance to Phosphates in contacting any material customer of the Freeport Parties with a view to determining whether such customer is likely to remain a customer following the Closing and, if such customer's consent is required for the consummation of the transactions contemplated by this Agreement, obtaining such consent; and (iii) keep the IMC Parties reasonably informed concerning any material developments relating to the Sulphur Inventories and Assigned Contracts.

(b) The IMC Parties will cooperate with and provide reasonable assistance to the Freeport Parties in connection with the Assumed
Liabilities.

     9.10 Sulphur Inventories. Within 14 days of delivery of, and passing of title to, the relevant Sulphur Inventories, Phosphates will pay FSC for Sulphur Inventories in transit on Closing which are subsequently delivered to Phosphates and which meet the specifications set forth on Exhibit A.

     10.  Termination

     10.1  Termination.   This  Agreement  shall  terminate  upon
termination of the Purchase Agreement and may, by Notice given at or prior to the Closing, be terminated:

          (a) By the mutual written consent of the Freeport Parties and the IMC Parties; or

          (b) By either the Freeport Parties or the IMC Parties if the other party materially breaches any representation, warranty or covenant of this Agreement.

     10.2 Effect of Termination; Survival. Upon termination of this Agreement pursuant to this Section 10, this Agreement shall be void and there shall be no liability by reason of this Agreement, or  the  termination thereof, on the part of any party  or  their
respective    directors,   officers,   employees,    agents    or
shareholders.

     11.  Miscellaneous.

     11.1 Notices. Any notice, communication, request, reply, consent, advice or disclosure notice ("Notice") required or permitted to be given or made by any party to the other in connection with this Agreement must be in writing and may be given or served only on a Business Day (a) by depositing such Notice in the United States mail, postage prepaid and registered or certified with return receipt requested, (b) by hand delivering such Notice, (c) by sending such Notice by a national commercial courier service for next business day delivery, in each case properly addressed as provided below, or (d) by sending such Notice via facsimile transmission. Notice deposited in the mail in the manner described above shall be effective 72 hours after such deposit; Notice hand delivered in person or delivered by commercial courier shall be effective at the time of delivery; and Notice given by facsimile shall be effective when such facsimile is transmitted to the facsimile number specified in this Section 12.1 and confirmation of transmission is received by the giver of such Notice (provided that a confirmation copy is sent no later than the next Business Day by documented overnight delivery service). For purposes of Notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

     If to Freeport Parties:

          McMoRan Exploration Co.
          Freeport-McMoRan Sulphur LLC
          McMoRan Oil & Gas LLC
          1615 Poydras Street
          New Orleans, LA  70112
          Attention:  General Counsel
          Facsimile No: (504) 585-3513

     With a copy to:

          Jones, Walker, Waechter, Poitevent, Carrere & Denegre,
          L.L.P.
          201 St. Charles Avenue, 51st Floor
          New Orleans, Louisiana  70170-5100
          Attention:  Douglas N. Currault II
          Facsimile No: 504-589-8412

     If to IMC Parties:

          IMC Global Inc.
          Phosphate Resource Partners Limited Partnership
          IMC Phosphates Company
          IMC Phosphates MP, Inc.
          Suite 300
          100 Saunders Road
          Lake Forest, IL  60045
          Attention:  General Counsel
          Facsimile No: 847-739-1606

     and:

          Altheimer & Gray
          10 South Wacker Drive
          Suite 4000
          Chicago, Illinois 60606
          Attention:  Phillip Gordon and Jeffrey C. Everett
          Facsimile No: (312) 715-4800

or such substituted persons or addresses of which any of the parties may give Notice to the other in writing.

     11.2 Waiver. The failure by any party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

     11.3 Freeport Parties Assumption; Continuing Obligations of Freeport Parties. Each of the Freeport Parties hereby jointly and severally assumes each of the obligations of each other Freeport Party hereunder as if such obligation were the direct obligation of that Freeport Party. Each of the Freeport Parties further agrees and acknowledges that its obligations and liabilities under this Agreement shall remain in full force and effect without regard to, and shall not be released, discharged, limited, impaired, reduced or affected in any way by any circumstance or condition including, without limitation, any lack of validity or enforceability of any obligation or liability of any other Freeport Party, any termination, restatement, modification or other change in any obligation or liability of any other Freeport Party, any waiver, compromise, release, discharge, settlement or extension of time granted to any other Freeport Party, or any voluntary or involuntary bankruptcy, dissolution, assignment for the benefit of creditors, reorganization, arrangement, receivership, liquidation or similar, or merger, consolidation or sale (including of substantially all of the assets of) any Freeport Party. No IMC
Party shall be required to seek to enforce or resort to any remedies against any Freeport Party on account of any obligations or liabilities under this Agreement before proceeding against the other Freeport Party.

   11.4 Expenses. Regardless of whether the transactions contemplated by this Agreement are consummated, all expenses, including fees for legal, accounting, investment banking, financial and other advisory services, incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party hereto incurring them.

   11.5 Interpretation.

          (a) The table of contents and section headings contained herein are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Each of the parties has participated substantially in the negotiation and drafting of this Agreement and each party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

          (b) References to "Sections", "Exhibits" or "Attachments" or "Schedules" shall be to Sections, Exhibits or Attachments to this Agreement unless otherwise specifically provided.

(c) Wherever the words "include," "includes," and "including" are used herein, such words shall be deemed to be followed by the words "without limitation."
          (d)  The word "or" is not exclusive.

          (e)  Words in the singular include the plural, and vice versa.

     11.6 Integrated Agreement. This Agreement (along with the Exhibits and Schedules referenced herein) and the Purchase Agreement, Master Agreement and ancillary agreements among the parties as of the date hereof (collectively, the "Transaction Agreements") constitute the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, covenants or understandings, among the parties other than those set forth herein or therein, all prior agreements and understandings being superseded hereby. Except and as to the extent set forth in Sections 4 and 5 and in any Schedule or Attachment thereto, in any certificate delivered pursuant to Section 7, or in any of the other Transaction Agreements, neither party makes any representations or warranties whatsoever, and disclaims all liability and responsibility for any representation or warranty made or communicated orally or in writing to the other party (including any information, opinion or advice that may have been provided to the other party by any officer, director or employee of such party, such party's counsel or accountants, or any other agent, consultant or representative of such party, none of which has been relied upon by the other party).

     11.7 Contribution and Assumption Agreement.  Nothing in this
Agreement shall affect any rights or obligations under the Contribution and Assumption Agreement dated as of December 22,
1997 among FSC, PLP and Freeport-McMoRan Inc.

     11.8 Choice of Law. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto in accordance therewith shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within such State. Each party consents to the exclusive jurisdiction of the state courts of and federal courts located in the State of Delaware for the enforcement of the obligations evidenced by this Agreement and any dispute arising out of this Agreement, and expressly waives any defense based upon venue or forum non conveniens.

     11.9 Parties in Interest and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and no party hereto may assign its rights or obligations hereunder without the prior written consent of the other party. Nothing in this Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

    11.10 Amendment. Unless otherwise provided herein, this Agreement may be amended only by an agreement in writing signed by each party hereto.

   11.11 Counterparts. This Agreement may be executed by the parties in one or more counterparts, all of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

           [remainder of page intentionally left blank]
     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the day and year first above written.

                                FREEPORT-McMoRan SULPHUR LLC

                                By:  McMoRan Exploration Co., its Member

                                By:    /s/ Richard C. Adkerson
                                      --------------------------
                                Name:      Richard C. Adkerson
                                Title: Co-Chairmen of Board, President
                                        and Chief Executive Officer


                                McMoRan EXPLORATION CO.


                               By:    /s/ Richard C. Adkerson
                                      --------------------------
                                Name:      Richard C. Adkerson
                                Title: Co-Chairmen of Board, President
                                        and Chief Executive Officer



                                McMoRan OIL & GAS LLC

                                By:  McMoRan Exploration Co., its Member


                               By:    /s/ Richard C. Adkerson
                                      --------------------------
                                Name:      Richard C. Adkerson
                                Title: Co-Chairmen of Board, President
                                        and Chief Executive Officer




                                IMC GLOBAL INC.


                                By:       /s/ J. Reid Porter
                                     -----------------------------
                                Name:         J. Reid Porter
                                Title:  Executive Vice President and
                                           Chief Financial Officer


                                IMC PHOSPHATES MP, INC.

                                By:   /s/ J. Reid Porter
                                      -----------------------------
                                Name:     J. Reid Porter
                                Title:    Vice President



                                IMC PHOSPHATES COMPANY


                                By:    /s/ J. Reid Porter
                                      ----------------------------
                                Name:      J. Reid Porter
                                Title:   Vice President



                                PHOSPHATE RESOURCE PARTNERS
                                LIMITED PARTNERSHIP


                                By:     /s/ J. Reid Porter
                                       ---------------------------
                                Name:       J. Reid Porter
                                Title:  Executive Vice President and
                                          Chief Financial Officer